AMENDMENT NO. 1 TO THE
SHARE EXCHANGE AGREEMENT

This Amendment No. 1 to the SHARE EXCHANGE AGREEMENT (the “Agreement”), dated of even date herewith by and among OJSE SMOLENERGY, a corporation formed under the laws of the Russian Federation (the “Company”), Viktor Ekimov, a citizen of the Russian Federation, (“Gorstovoe Holder”) and RUSSOIL CORPORATION, a Nevada corporation (“Russoil”), filing reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the stockholders of the Company signatory hereto (the “Stockholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

WHEREAS, the above Parties have entered into the Share Exchange Agreement.

WHEREAS, the Agreement misidentified the Gorstovoe Holder in two respects;

WHEREAS, the Parties desire to amend certain of the terms of the Agreement.

Now, therefore, the Agreement is amended as follows:

A.	The preamble to the Agreement is amended to read as follow:

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of August 31, 2007, is by and among OJSE SMOLENERGY, a corporation formed under the laws of the Russian Federation (the “Company”), Viktor Ekimov, a citizen of the Russian Federation (“V. Ekimov”), and the Closed Joint Stock Company ZAO Ariust (“ARIUST”) (collectively, V. Ekimov and Ariust are hereinafter referred to as the “Gorstovoe Holder”) and RUSSOIL CORPORATION, a Nevada corporation (“Russoil”), filing reports pursuant to the Securities Exchange Act of 1934, as amended (the Exchange Act”) and the stockholders of the Company signatory hereto (the “Stockholders”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties”.

B.	Ariust shall become a party to the Agreement.

C.	This Amendment shall become effective as of the date first above written.

D.	This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

E.
On and after the date, execution and delivery hereof, (i) this Amendment shall be part of the Agreement; (ii) each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other document to the Agreement shall mean and be a reference to the Agreement as amended or modified hereby.

F.
Counterparts; Facsimile Execution. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

G.
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Nevada are mandatorily applicable to the Transactions.

The Parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

RUSSOIL CORPORATION

By:	/s/ Silvestre Hutchinson
Name: Silvestre Hutchinson
Title: President

OJSE SMOLENERGY

By:	/s/ Evgeny Bagay
Name: Evgeny Bagay
Title: Deputy of the General Director

THE STOCKHOLDERS:

/s/ Elias Kamennoy
Elias Kamennoy
Number of shares the Company owned: 500

/s/ Evgeny Bagay
Evgeny Bagay Number of shares the Company owned: 2,500

/s/ Evgeny Fedosov
Evgeny Fedosov Number of shares the Company owned: 7,000

THE GORSTOVOE HOLDER

/s/ Viktor Ekimov
Viktor Ekimov

ZAO ARIUST

By:	/s/ Viktor Ekimov
Viktor Ekimov
Title:

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